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                                                                      Exhibit 21

                    SECURUS TECHNOLOGIES, INC. SUBSIDIARIES

                                                         FEDERAL EMLOYER
        SUBSIDIARY           STATE OF INCORPORATION   IDENTIFICATION NUMBER
        ----------           ----------------------   ---------------------
T-Netix, Inc.                       Delaware                84-1037352

Telequip Labs, Inc.                  Nevada                 75-2212916

T-Netix Telecommunications            Texas                 84-1051608
Services, Inc.

SpeakEZ, Inc.                       Colorado                84-1518202

T-Netix Monitoring                  Colorado                68-0141093
Corporation

Evercom Holdings, Inc.              Delaware                27-0062736

Evercom, Inc.                       Delaware                75-2680266

Evercom Systems, Inc.               Delaware                75-2722144

EverConnect, Inc.                   Delaware                75-2724447